Exhibit 99.1

   LTC Announces Operating Results for the Three Months Ended March 31, 2004 and Declares Second Quarter Cash Dividend on Its Common Stock

    MALIBU, Calif.--(BUSINESS WIRE)--April 20, 2004--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three months ended March 31, 2004 and announced that net income available to common stockholders was $0.9 million or $0.05 per diluted share. Included in these results was a gain on sale of assets of $1.0 million, or $0.05 per share, and an additional charge of $4.0 million, or $0.22 per share, related to the Company's redemption of all of its remaining 9.5% Series A Preferred Stock and all of its 9.0% Series B Preferred Stock. For the same period in 2003, net income available to common stockholders was $0.1 million or $0.01 per diluted share which included an impairment charge of $1.3 million. The Company reported no impairment charge in the first quarter of 2004. Revenues for the three months ended March 31, 2004, were $17.0 million versus $15.9 million for the same period last year.
    The Company stated that during the quarter ended March 31, 2004, it had made investments totaling approximately $7.3 million. In addition, on April 8, 2004, the Company funded a $1.9 million loan bringing overall new investments since the beginning of the year to $9.2 million at an average yield of 10.9%. Funds for these investments came from the Company's Unsecured Line of Credit with a weighted average interest rate at March 31, 2004 of approximately 4.0%. These investments generated rental and interest income of $30,000 in the first quarter and are expected to generate rental and interest income of approximately $250,000 per quarter for the remainder of fiscal 2004.
    Additionally, in February 2004, LTC issued $100.0 million of its 8.0% Series F Cumulative Preferred Stock and used the proceeds for the redemption of its outstanding 9.5% Series A Cumulative Preferred Stock and its 9.0% Series B Cumulative Preferred Stock. The total Preferred Stock dividends (not including the $4.0 million redemption expense) in the first quarter of fiscal 2004 was $4.9 million. LTC stated that quarterly dividends for its currently outstanding Preferred Stock issues will be approximately $4.0 million per quarter going forward assuming no conversions of convertible preferred stock. The reduction is primarily the result of additional dividends paid during the first quarter of 2004 of approximately $0.8 million, or $0.04 per share, due to the overlap of issuing the Series F Preferred Stock during February 2004 and the 30 day notice period for the redemption of the Series A and Series B Preferred Stock, which redemptions were completed by the end of March 2004.
    LTC also announced that it has declared a dividend for the second quarter of fiscal 2004 of $0.275 per common share payable on June 30, 2004 to stockholders of record on June 18, 2004. This represents an increase from the $0.25 paid in the first quarter 2004.
    The Company has scheduled a conference call for Thursday April 22, 2004 at 8:00 AM Pacific time in order to comment on the Company's performance, acquisitions and operating results for the quarter ended March 31, 2004. The conference call is accessible by dialing 800-901-5226 passcode 61118617. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our website. An audio replay of the conference call will be available from 10:00 AM Pacific time on April 23, 2004 through April 29, 2004. Callers can access the replay by dialing 888-286-8010 and entering conference ID number 87805334. Webcast replays will also be available on our website until May 7, 2004.
    At March 31, 2004, LTC had investments in 84 skilled nursing facilities, 96 assisted living residences and one school in 30 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company's website at www.ltcproperties.com.

    This press release includes statements that are not purely historical and are "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company's management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.


                         LTC PROPERTIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (Amounts in thousands, except per share amounts)
                              (Unaudited)

                                                        Three Months
                                                       Ended March 31,
                                                       ---------------
                                                         2004    2003
                                                      ------- -------
Revenues:
  Rental income                                       $11,566  $9,786
  Interest income from mortgage loans and notes
   receivable                                           2,138   2,507
  Interest income from REMIC Certificates               2,391   2,786
  Interest and other income                               865     781
                                                      ------- -------
          Total revenues                               16,960  15,860
                                                      ------- -------

Expenses:
  Interest expense                                      3,313   5,115
  Depreciation and amortization                         3,175   3,063
  Impairment charge                                        --   1,260
  Legal expenses                                           18     364
  Operating and other expenses                          1,257   1,824
                                                      ------- -------
          Total expenses                                7,763  11,626
                                                      ------- -------
Income before  minority interest                        9,197   4,234
Minority interest                                        (283)   (321)
                                                      ------- -------
Income from continuing operations                       8,914   3,913
Discontinued operations:
  Income (loss) from discontinued operations               12     (29)
  Gain on sale of assets, net                             975      --
                                                      ------- -------
Net income (loss) from discontinued operations            987     (29)
                                                      ------- -------
Net income                                              9,901   3,884
Preferred stock redemption charge                      (4,029)     --
Preferred stock dividends                              (4,946) (3,761)
                                                      ------- -------
Net income available to common stockholders              $926    $123
                                                      ======= =======

Net Income per Common Share from Continuing Operations
 net of Preferred Stock Dividends:
  Basic                                                 $0.00   $0.01
                                                      ======= =======
  Diluted                                               $0.00   $0.01
                                                      ======= =======
Net Income per Common Share from Discontinued
 Operations:
  Basic                                                 $0.05   $0.00
                                                      ======= =======
  Diluted                                               $0.05   $0.00
                                                      ======= =======
Net Income per Common Share Available to Common
 Stockholders:
  Basic                                                 $0.05   $0.01
                                                      ======= =======
  Diluted                                               $0.05   $0.01
                                                      ======= =======

Basic weighted average shares outstanding              17,986  17,965
                                                      ======= =======


    NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.

    Reconciliation of Funds From Operations ("FFO")

    FFO is a supplemental measure of a REIT's financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company's FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.
    The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, in thousands, except per share amounts):


                                                        Three Months
                                                       Ended March 31,
                                                      ---------------
                                                         2004    2003
                                                      ------- -------

Net income available to common stockholders              $926    $123
Add: Real estate depreciation                           3,179   3,232
Add: Impairment charge                                     --   1,260
Less: Gain on sale of assets, net                        (975)     --
                                                      ------- -------
FFO available to common stockholders                   $3,130  $4,615
                                                      ======= =======

Add: Preferred stock redemption charge                  4,029      --
                                                      ------- -------
FFO excluding preferred stock redemption charge        $7,159  $4,615
                                                      ======= =======

Basic FFO available to common stockholders per share    $0.17   $0.26
                                                      ======= =======
Diluted FFO available to common stockholders per share  $0.17   $0.26
                                                      ======= =======

Basic FFO excluding preferred stock redemption charge
 per share                                              $0.40   $0.26
                                                      ======= =======
Diluted FFO excluding preferred stock redemption charge
 per share                                              $0.37   $0.26
                                                      ======= =======


    In October 2003, NAREIT informed its member companies that the Securities and Exchange Commission (SEC) has taken the position that asset impairment charges should not be excluded in calculating FFO. The SEC's interpretation is that recurring impairments on real property are not an appropriate adjustment. If the Company adopted the SEC's interpretation of FFO and did not adjust for the asset impairment charges, the Company's basic FFO, diluted FFO and FFO per diluted share for historical periods would be different than the amounts reported in this release and in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of the SEC's interpretation of FFO. Therefore, a comparison of the Company's FFO results to another company's FFO results may not be meaningful.
    The following table presents the Company's FFO results reflecting the impact of asset impairment charges as interpreted by the SEC (unaudited, in thousands, except per share amounts):


                                                        Three Months
                                                       Ended March 31,
                                                      ---------------
                                                         2004    2003
                                                      ------- -------

FFO available to common stockholders                   $3,130  $4,615
Less: Impairment charges                                   --  (1,260)
                                                      ------- -------
FFO available to common stockholders including
 impairment charges                                    $3,130  $3,355
                                                      ======= =======

Basic FFO available to common stockholders including
 impairment charges per share                           $0.17   $0.19
                                                      ======= =======
Diluted FFO available to common stockholders including
 impairment charges per share                           $0.17   $0.19
                                                      ======= =======


                         LTC PROPERTIES, INC.
                      CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except per share amounts)

                                                   March 31,  Dec. 31,
                                                     2004      2003
                                                    -------   -------
ASSETS                                            (unaudited)
Real Estate Investments:
  Buildings and improvements, net of accumulated
   depreciation and amortization:
   2004 - $76,390; 2003 - $73,299                  $357,195  $356,830
  Land                                               25,608    25,308
  Properties held for sale, net of accumulated
   depreciation and amortization:
   2004 - $0; 2003 - $77                                 --       487
  Mortgage loans receivable, net of allowance for
   doubtful accounts: 2004 and 2003 - $1,280         74,752    71,465
  REMIC Certificates                                 63,084    61,662
                                                    -------   -------
     Real estate investments, net                   520,639   515,752
Other Assets:
  Cash and cash equivalents                           3,748    17,919
  Debt issue costs, net                               1,492     1,496
  Interest receivable                                 3,159     3,809
  Prepaid expenses and other assets                   4,855     4,495
  Notes receivable (includes $9,292 due from CLC
   Healthcare, Inc. in 2004 and 2003)                19,543    19,172
  Marketable debt securities                             --    12,281
                                                    -------   -------
     Total Assets                                  $553,436  $574,924
                                                    =======   =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings                                     $12,000       $--
Mortgage loans payable                              116,998   123,314
Bonds payable and capital lease obligations          14,254    14,686
Senior mortgage participation payable                18,046    18,250
Accrued interest                                        881       952
Accrued expenses and other liabilities                2,313     2,514
Liability for Series A 9.5% Preferred Stock
 redemption - 1,226 shares                               --    30,642
Distributions payable                                 1,991     2,383
                                                    -------   -------
     Total Liabilities                              166,483   192,741

Minority interest                                    10,831    13,401
Stockholders' equity:
Preferred stock $0.01 par value: 15,000 shares
 authorized; shares issued and outstanding:
 2004 - 8,200; 2003 - 8,026                         193,500   189,163
Common stock: $0.01 par value; 35,000 shares
 authorized; shares issued and outstanding:
 2004 - 18,018; 2003 - 17,807                           180       178
Capital in excess of par value                      255,515   250,055
Cumulative net income                               284,849   274,948
Other                                                   480      (638)
Cumulative distributions                           (358,402) (344,924)
                                                    -------   -------
     Total Stockholders' Equity                     376,122   368,782
                                                    -------   -------
     Total Liabilities and Stockholders' Equity    $553,436  $574,924
                                                    =======   =======


    CONTACT: LTC Properties, Inc.
             Andre C. Dimitriadis/Wendy L. Simpson, 805-981-8655